                           DEFINITIVE PROXY STATEMENT

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
      [ ]  Preliminary Proxy Statement      [ ] Confidential, For Use  of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2)

      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Zindart Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transactions applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        [ ]  Fee paid previously with preliminary materials:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

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        (4) Date Filed:

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

                                ZINDART LIMITED
                            ------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1999

TO THE SHAREHOLDERS OF ZINDART LIMITED:

     NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Zindart Limited, a Hong Kong corporation (the "Company"), will be held on September 10, 1999 at 2:00 p.m. local time at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, United States of America for the following purposes:

     1. To adopt the audited financial statements and the reports of the directors and auditors of the Company for the fiscal year ended March 31, 1999.

     2. To re-elect ten directors to serve for the ensuing year and until their successors are elected.

     3. To authorize the Board of Directors to issue all or part of the authorized but unissued shares of the Company, in such manner and to such persons as they shall in their absolute discretion deem fit, such authorization to lapse at the Company's next annual general meeting.

     4. To re-appoint Arthur Andersen & Co. as independent auditors of the Company for the fiscal year ending March 31, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 4, 1999 as the record date for the determination of Shareholders entitled to notice of this Annual General Meeting.

                                          By Order of the Board of Directors,

                                                 /s/ FEATHER S. Y. FOK
                                          --------------------------------------
                                                    Feather S. Y. Fok
                                                 Chief Financial Officer

Tai Po, N.T., Hong Kong
August 5, 1999

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE ON HIS OR HER BEHALF; A PROXY HOLDER NEED NOT BE A SHAREHOLDER OF THE COMPANY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                ZINDART LIMITED
                            ------------------------

            NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1999

TO THE SHAREHOLDERS OF ZINDART LIMITED:

     NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of the Company, will be held on September 10, 1999 immediately following the Annual General Meeting of Shareholders at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, United States of America for the following purposes:

     1. To approve the reincorporation of the Company from Hong Kong to Bermuda and the following special resolutions designed to implement the reincorporation:

     "THAT conditional upon the passing of certain resolutions of Zindart Limited (a company incorporated in Bermuda) (the "Holding Company") relating to the issuance and allotment of such number of ordinary shares in the Holding Company to the existing members of the Company pro-rata to their existing shareholding in the Company (and in the case of ZIC Holdings Limited, after taking into account such number of shares of the Holding Company already owned by ZIC Holdings Limited):

      (a) without in any way affecting the designation or rights that are attached to the two shares of HK$0.50 each in the Company in the name of the Holding Company and Wealthy Holdings Limited, as the nominee of the Holding Company; each of the remaining 8,146,956 issued shares of HK$0.50 in the Company registered in the register of members of the Company appearing as at the date hereof be and is hereby designated as a "non-voting deferred share" having attached thereto the rights and restrictions specified in the Articles of Association of the Company as amended by paragraph (c) of this resolution;

      (b) each of the 6,853,042 unissued shares of HK$0.50 of the Company and the two shares of HK$0.50 of the Company held by the Holding Company and the nominee of the Holding Company is hereby designated as an "ordinary share";

      (c) the Articles of Association of the Company be and are hereby amended by inserting the following new article immediately after the existing Articles thereof:

     "123 (a) the authorized share capital of the Company at the date of the adoption of this Article is HK$7,500,000 divided into 6,853,044 ordinary shares of HK$0.50 each and 8,146,956 non-voting deferred shares of HK$0.50 each;

          (b) the holders of non-voting deferred shares shall be entitled to receive a fixed non-cumulative dividend at the rate of five per cent per annum for any financial year of the Company in which the net profits of the Company available for dividend (as certified by the auditors of the Company, whose decision shall be final and binding) exceed HK$100,000,000,000,000;

          (c) in the event of any winding up of the Company, the holders of the non-voting deferred shares shall be entitled out of the surplus assets of the Company equal to the capital paid up on the non-voting deferred shares held by them respectively after a total sum of HK$100,000,000,000,000 has been distributed in such an occurrence to each of the issued ordinary shares of the Company and an amount equal to declared but unpaid dividends on such shares;

          (d) except as otherwise provided in this Article 123, the holders of the non-voting deferred shares shall not be entitled to any participation in the profits or assets of the Company;

          (e) the holders of the non-voting deferred shares shall not be entitled to receive notice of, attend or vote at any general meeting of the Company by virtue of their holdings of such non-voting deferred shares or any reference in these Articles to the voting rights of members; the term "member" shall not include any holder of a non-voting deferred share solely by reason of the holding of such share; and

        (f) except as otherwise provided in this Article 123, the holder(s) of the ordinary shares of the Company shall be entitled to the profits of the Company in proportion to the amounts paid up or credited as paid up on the ordinary shares held by them and, in the event of any winding up of the Company, to a return of the capital paid up on the ordinary shares and, thereafter, to participate in all pro rata surplus assets of the Company."

      (d) the Articles of Association of the Company be amended by making all necessary consequential alterations in cross-reference."

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 4, 1999 as the record date for the determination of Shareholders entitled to notice of this Extraordinary General Meeting.

                                          By Order of the Board of Directors,

                                                 /s/ FEATHER S. Y. FOK
                                          --------------------------------------
                                                    Feather S. Y. Fok
                                                 Chief Financial Officer

Tai Po, N.T., Hong Kong
August 5, 1999

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE ON HIS OR HER BEHALF; A PROXY HOLDER NEED NOT BE A SHAREHOLDER OF THE COMPANY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                ZINDART LIMITED
FLAT C & D, 25/F BLOCK 1, TAI PING INDUSTRIAL CENTRE, 57 TING KOK ROAD, TAI PO,
                                 N.T. HONG KONG
                            ------------------------

           PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                      AND
                 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 1999
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Zindart Limited, a Hong Kong corporation (the "Company"), for use at the Annual General Meeting of Shareholders to be held on September 10, 1999, at 2:00 p.m. local time (the "Annual General Meeting"), and the Extraordinary General Meeting of Shareholders to be held immediately following the Annual General Meeting (the "Extraordinary General Meeting") or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting and Notice of Extraordinary General Meeting. The Annual General Meeting and the Extraordinary General Meeting will be held at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, United States of America. The Company intends to mail this proxy statement and accompanying proxy card on or about August 9, 1999 to all Shareholders entitled to vote at the Annual General Meeting and the Extraordinary General Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to Shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names Ordinary Shares ("Shares") or American Depositary Shares ("ADSs") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Shares and ADSs for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

NOTICE, VOTING RIGHTS AND OUTSTANDING SHARES AND ADSS

     Only holders of record of Shares (including those represented by ADSs) at the close of business on August 4, 1999 will be entitled to notice of the Annual General Meeting and the Extraordinary General Meeting. At the close of business on August 4, 1999, the Company had outstanding and entitled to vote 8,146,958 Shares, of which 5,535,847 were represented by ADSs.

     Each holder of record of Shares on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual General Meeting and the Extraordinary General Meeting. The Bank of New York, as depositary of the ADSs (the "Depositary"), has advised the Company that it intends to mail to all owners of the ADSs this Proxy Statement and the accompanying Notice of Annual General Meeting and Notice of Extraordinary General Meeting. Upon the written request of an owner of record of ADSs, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares represented by the ADSs evidenced by the American Depositary Receipts (the "ADRs") related thereto in accordance with the instructions set forth in such request. The Depositary has advised the Company that it will not vote or attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. As the holder of record for all of the Shares represented by the ADSs, only the Depositary may vote such Shares at the Annual General Meeting and the Extraordinary General Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, broker non-votes and depositary non-votes. Abstentions will be counted towards a quorum but will not be counted for any purpose in determining whether a matter is approved. Broker non-votes and depositary non-votes will not be counted towards a quorum or for any purpose in determining whether a matter is approved.

SHAREHOLDER PROPOSALS

     Shareholders who hold at least 5% of the total number of outstanding Shares, or a group of at least 100 Shareholders who hold Shares on which there has been paid an average of at least HK$2,000 per Shareholder may submit a proposal to be presented at the Company's 2000 Annual General Meeting of Shareholders. Such proposals must be deposited at the Company's registered office at least six weeks prior to the Company's 2000 Annual General Meeting of Shareholders, which the Company anticipates will take place in September 2000.

                                   PROPOSAL 1

                    ADOPTION OF AUDITED FINANCIAL STATEMENTS

     The Board recommends that the audited financial statements for the fiscal year ended March 31, 1999, which are included in the Annual Report sent to the Shareholders of the Company concurrently with this proxy statement, be adopted. The financial statements for the fiscal year ended March 31, 1999 were audited by Arthur Andersen & Co. and were reviewed and approved by the Board prior to the Annual General Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

     There are ten nominees for the eleven Board positions presently authorized in the Company's Articles of Association. Each director to be elected will hold office until the next annual meeting of Shareholders and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, and each director other than Christopher Guest was elected by the Shareholders at the 1998 Annual General Meeting.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Directors will be elected by a majority of the votes present in person or represented by proxy and entitled to vote.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF ALL OF THE LISTED NOMINEES.

NOMINEES

     The names of the nominees, their ages as of March 31, 1999, and the principal positions with the Company held by them, are as follows:

                   NAME                     AGE    PRINCIPAL POSITION HELD WITH THE COMPANY
                   ----                     ---    ----------------------------------------
Mr. Robert A. Theleen(1)(2)...............  53    Chairman of the Board
Mr. Alexander M. K. Ngan..................  48    President, Chief Executive Officer and
                                                  Director
Ms. Feather S. Y. Fok.....................  37    Chief Financial Officer and Director
Mr. James E. Gilleran(2)..................  66    Director
Mr. Christopher Guest.....................  52    Director
Mr. Leo Paul Koulos(1)....................  65    Director
Mrs. Monique S. H. Lau....................  42    Director
Mr. Gordon L. M. Seow.....................  66    Director
Mr. Stanley Wang(1)(2)....................  56    Director
Mr. Victor Yang...........................  53    Director

---------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

     Mr. Robert A. Theleen serves as Chairman of the Board of the Company and is the founder and Chairman of ChinaVest, a group of venture capital investment funds ("ChinaVest"). Mr. Theleen joined the Board in January 1997. Mr. Theleen is a director of several ChinaVest portfolio companies. Mr. Theleen is a founding member of the executive committee of the Hong Kong-Taipei Business Cooperation Committee of the Hong Kong General Chamber of Commerce. Mr. Theleen received a B.A. from Duquesne University and an M.B.A. from the American School of International Management.

     Mr. Alexander M. K. Ngan has served as President and Chief Executive Officer since May 1998 and as a director since October 1995. Mr. Ngan is a partner of ChinaVest, which he joined in 1993. Mr. Ngan is a director of several privately held ChinaVest portfolio companies. Prior thereto, Mr. Ngan worked for over 20 years in banking and financial consulting in Canada and Hong Kong. Mr. Ngan received a Bachelor's degree in Mathematics from the University of Waterloo, Ontario.

     Ms. Feather S. Y. Fok has served as a director since August 1993 and has served as Chief Financial Officer since October 1993. Ms. Fok joined the Company in January 1989. Before joining the Company, Ms. Fok worked in the Audit & Business and Advisory Services division of Arthur Andersen & Co. in Hong Kong. Ms. Fok is a Certified Public Accountant in Hong Kong and an associate member of the Hong Kong Society of Accountants. Ms. Fok is also a member of the Chartered Association of Certified Accountants, United Kingdom. Ms. Fok received a Bachelor's degree in Business Administration from the Chinese University of Hong Kong.

     Mr. Christopher Guest joined the board as a director in June 1999. Mr. Guest is the Chief Executive Officer of Corgi Classics Ltd. ("Corgi") and he joined Corgi in 1984 as Sales and Marketing Director. He was first appointed Managing Director to Corgi in 1988, and was responsible for the integration of Corgi with Mattel. He left Corgi in January 1995 once the integration of Corgi and Mattel had been successfully completed. Later the same year, he successfully led Corgi's management in a leveraged buyout of the company from Mattel. His previous marketing experience includes seven years with Unilever PLC and eight years with Mars Inc. Mr. Guest received a Bachelor of Arts degree in English and Economics from the University of York.

     Mr. James E. Gilleran has served as a director since March 1997. Mr. Gilleran has served as Chairman of the Board and Chief Executive Officer of Bank of San Francisco and its holding company since 1994. Prior thereto, Mr. Gilleran served as Superintendent of Banks of the California State Banking Department. In addition, Mr. Gilleran serves as a director of The Fritz Companies, Mr. Gilleran received a B.B.A. from Pace University, and a J.D. from Northwestern California University.

     Mr. Leo Paul Koulos has served as a director since March 1997. Mr. Koulos is President and Chief Executive Officer of National Coupon Redemption Service, Inc., a national clearinghouse for manufacturers' cents-off coupons. Mr. Koulos is also Chairman and Chief Executive Officer of Coupon Processing Associates, Inc. and of its Mexican affiliate, Enlace Vital, S.A. de C.V. Mr. Koulos received a B.A. from the University of San Francisco.

     Mrs. Monique S. H. Lau has served as a director since September 1998. Mrs. Lau is Chief Operating Officer of China Vest and joined ChinaVest as Senior Vice President in July 1997. Prior thereto, Mrs. Lau worked for Citibank, N.A. for 14 years, most recently as the Corporate Banking Group Head for the bank's Hong Kong operations. Mrs. Lau holds a B.Soc.Sc. from the University of Hong Kong.

     Mr. Gordon L. M. Seow joined the Board in March 1998. He is a barrister-at-law from Lincoln's Inn, United Kingdom. Mr. Seow was a director of Shell Eastern Petroleum (Pte) Ltd., Singapore and retired from the company in 1987 after 30 years of service. He then joined the Ministry of Foreign Affairs in 1988 and served as Singapore's Commissioner to Hong Kong from 1988 to 1994 and subsequently retired. Mr. Seow is currently a director of several companies in Singapore, including Hotel Properties, Ltd., Kim Eng Holdings Ltd. and Pacific Century Regional Developments Ltd. He is a member of the advisory board of ChinaVest IV-B.

     Mr. Stanley Wang has served as a director since March 1997. Mr. Wang is the President and Chief Executive Officer of PanTronix Corporation, which provides manufacturing services for semiconductor components, subsystems and modules. Mr. Wang received a business degree from the National Taiwan University and an M.B.A. from Temple University.

     Mr. Victor Yang joined the Board in March 1998. He is a founding partner of and has practiced for over 20 years with the Canadian law firm Boughton Peterson Yang Anderson, Solicitors and resides currently in the firm's Hong Kong office. Mr. Yang has served on the boards of directors of various publicly listed companies in Canada, Singapore and Hong Kong. He is also a member of the law societies of B.C., Canada, Hong Kong and the United Kingdom.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 1999, the Board held four meetings. With the exception of Messrs. Seow, Volanakis and Sun, each of whom attended two Board meetings during the year, and Mr. Yang, who attended one meeting, all of the directors were present either in person or by telephone at no fewer than three of these four meetings.

     The Company's Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of Messrs. Gilleran, Wang and Theleen. It met two times during the 1999 fiscal year.

     The Company's Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Theleen, Koulos and Wang. The Compensation Committee met two times during the 1999 fiscal year.

                                   PROPOSAL 3

   AUTHORIZATION OF BOARD TO ISSUE ALL OR PART OF THE AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY IN SUCH MANNER AND TO SUCH PERSONS AS THEY SHALL IN THEIR ABSOLUTE DISCRETION DEEM FIT, SUCH AUTHORIZATION TO LAPSE AT THE COMPANY'S NEXT
                             ANNUAL GENERAL MEETING

     Unlike the laws of most states in the U.S., under Hong Kong corporate law a corporation may not issue additional shares of its capital stock (unless the issue is pro rata to its existing Shareholders) without the approval of its Shareholders. In order to avoid calling an extraordinary general meeting each time a corporation wishes to issue shares, Hong Kong corporate law permits the Shareholders of the corporation to give general authorization to the corporation's board of directors to issue authorized but unissued shares of that company at such time and in such a manner as the board of directors may, in its discretion, deems fit. Such general authorization automatically lapses at the corporation's next annual general meeting.

     Accordingly, the Shareholders are requested in this Proposal 3 to authorize the Board to issue all or part of the authorized and unissued Shares, subject to
Section 57B of the Hong Kong Companies Ordinance, in such manner and to such persons as the Board may in their absolute discretion deem fit.

     The Board recommends that the unissued shares of the Company be available to the Board for issuance in their discretion in order to provide additional flexibility to use its capital stock for business, investment and financial purposes in the future. If this Proposal 3 is approved, the additional Shares may be issued, without further shareholder approval, for any purpose recommended by the board including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting at the meeting will be required to approve this Proposal 3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

                     RE-APPOINTMENT OF INDEPENDENT AUDITORS

     The Board recommends that Arthur Andersen & Co. be re-appointed as the Company's independent auditors for the fiscal year ending March 31, 2000. Arthur Andersen & Co. has audited the Company's financial statements since 1994. Representatives of Arthur Andersen & Co. are expected to be present at the Annual General Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting at the Annual General Meeting will be required to approve the selection of Arthur Andersen & Co.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                     EXTRAORDINARY GENERAL MEETING PROPOSAL

                                   PROPOSAL 1

              APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM
                  HONG KONG TO BERMUDA AND SPECIAL RESOLUTIONS
                   DESIGNED TO IMPLEMENT THE REINCORPORATION

GENERAL

     The Board of Directors has approved, and recommends that the Shareholders approve, a proposal whereby the Company will change its domicile from Hong Kong to Bermuda (the "Reincorporation") and special resolutions designed to implement the Reincorporation. It is proposed that the change in domicile be effected by incorporating a Bermuda company of the same name with a nearly identical capital structure to the Company ("Zindart Limited"), followed by a substitution or exchange of Zindart Limited Shares for the Company Shares. At the conclusion of several steps required to complete the change of domicile, the ADSs of the Company traded on the Nasdaq National Market will represent shares of Zindart Limited.

     The Board of Directors of the Company believes that the Reincorporation will allow the Company to avail itself of certain tax, financing and other business advantages that are not available under Hong Kong law. In particular, the Board recommends the Reincorporation for the following reasons: (1) Bermuda law allows the Company significantly greater flexibility to repurchase its Shares than it currently has under the Hong Kong Companies Ordinance; and (2) the Company can avoid entirely stamp duty taxes payable on transfers of the Company's Shares pursuant to Hong Kong law that unduly complicate transactions involving Company Shares. Accordingly, the Board of Directors believes the Reincorporation should have a favorable impact on the conduct of the Company's future business operations.

     A holder of Company Shares will, after the change in domicile, continue to own, as a holder of Zindart Limited Shares, the same relative interest as such holder did in the Company and will have the same relative voting rights as such holder did in the Company. Shares of Zindart Limited will have substantially the same attributes as Shares of the Company. See "Rights and Privileges of Zindart Limited Shares" and "Comparison of the Rights of Shareholders."

     The proposed Reincorporation will not result in any change in the conduct of the Company's business, its assets or liabilities. The Reincorporation of the Company will not cause its corporate headquarters to be moved and will not result in any relocation of management and other employees.

     If approved by the holders of at least seventy-five percent (75%) of the voting Shares present in person or by proxy at the Extraordinary General Meeting, it is anticipated that the Reincorporation will be completed as soon thereafter as practicable.

RIGHTS AND PRIVILEGES OF ZINDART LIMITED SHARES

     VOTING

     As is the case with the Company's Shares, the holders of Zindart Limited Shares will be entitled to one vote per share. All actions submitted to a vote of Shareholders shall be voted on by the holders of Zindart Limited Shares, voting together as a single class, except as provided by law.

     DIVIDENDS

     As is the case with the Company Shares, holders of Zindart Limited Shares will be entitled to participate, on a share for share basis, with the holders of any other shares outstanding, with respect to any dividends declared by the Board of Directors of Zindart Limited, subject to the rights of holders of preference shares, if any. The Company has not paid cash dividends on Company Shares. The Company currently does not intend to pay dividends and intends to retain any earnings of Zindart Limited for use in its business and the financing of its capital requirements for the foreseeable future. The payment of any future cash dividends on the Zindart

Limited Shares will be necessarily dependent upon the earnings and financial needs of Zindart Limited, along with applicable legal and contractual restrictions.

     LIQUIDATION

     As is the case with the Company Shares, on a liquidation of Zindart Limited, holders of Zindart Limited Shares will be entitled to receive any assets remaining after the payment of Zindart Limited's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

     REDEMPTION

     As is the case with the Company Shares, the Zindart Limited Shares will not be subject to redemption either by Zindart Limited or the holder of such Shares.

     NASDAQ TRADING

     The Company's Shares represented by ADSs are currently traded on the Nasdaq National Market ("Nasdaq") under the symbol "ZNDT" and, immediately following the Reorganization, the Zindart Limited Shares will be represented by ADSs and will be traded on Nasdaq under the same symbol.

TAX CONSIDERATIONS

     The following is a brief summary of the material tax consequences of the Reincorporation and the ownership and disposition of Zindart Limited Shares.

     HONG KONG TAX CONSEQUENCES

     In Hong Kong, income tax is charged against companies by way of profits tax. Property tax, estate duty and stamp duty also may be applicable to companies in Hong Kong. There is no capital gains tax in Hong Kong. For the transfer of shares of a company whose register of shareholders/transfers is located in Hong Kong, a stamp duty of HK$5 is charged on the instrument of transfer and an ad valorem duty is charged at a rate of .25% on the higher of the total consideration for the transfer or the net asset value of the shares in question. Transfer of shares of a Bermudan company will not attract any stamp duty in Hong Kong provided its register of shareholders/transfers is not located in Hong Kong. After the completion of the Reincorporation, only shares in Zindart Limited will be tradable. The register of stockholder/transfer of Zindart Limited will not be physically located in Hong Kong. Accordingly, the transfer of Company shares will no longer be subject to a stamp duty.

     BERMUDA TAX CONSEQUENCES

     At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Bermuda exempted company or its shareholders, other than shareholders ordinarily resident in Bermuda. The Company will apply for and expects to obtain an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not until March 28, 2016 be applicable to the Company or to any of its operations or to the shares or other obligations of the Company except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares or other obligations of the Company or any land leased or let to the Company. Therefore, there will be no Bermuda tax consequences (including any taxes imposed by way of withholding) with respect to the sale or exchange of the Zindart Limited Shares or with respect to distributions in respect of the Zindart Limited Shares. As an exempted company, the Company is liable to pay in Bermuda an annual government fee based upon its authorized share capital and the premium on its issued shares.

STOCK COMPENSATION PLANS

     If the Reincorporation is completed, all of the Company's employee benefit plans, including the 1997 Equity Incentive Plan and amendments thereto will be continued by Zindart Limited. Shareholder approval of the proposed Reincorporation will constitute approval of the adoption and assumption of those plans by Zindart Limited.

EXCHANGE OF SHARE CERTIFICATES

     Certificates for Shares in the Company will be canceled and an equal number of Shares in Zindart Limited will be issued upon completion of the Reincorporation.

COMPARISON OF RIGHTS OF SHAREHOLDERS

     The rights of Shareholders of the Company are governed by Hong Kong law and the Company's Articles of Association. After the Reincorporation, the holders of Company Shares will become holders of Zindart Limited Shares, and their rights will be governed by the Companies Act 1981 of Bermuda (the "Companies Act") and Zindart Limited's Memorandum of Association and Bye-laws.

     The principal attributes of the Company Shares and the Zindart Limited Shares will be similar; however, there are certain differences between the rights of shareholders under Hong Kong law and Bermuda law. In addition, there are certain differences between the Company's and Zindart Limited's Memoranda of Association and Bye-Laws. It is the intent of the Company that the rights of Shareholders be substantially the same before and after the Reincorporation and, accordingly, the principal differences will arise as a consequence of the requirements of Bermuda law.

     The following discussion is a summary of material changes in the rights of Shareholders resulting from the Reincorporation. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from laws generally applicable to Hong Kong corporations and their shareholders and, while the Company believes that this summary is accurate, this summary is subject to the complete text of the relevant provisions of Hong Kong's Companies Ordinance, the Companies Act, the Company's Articles of Association, and Zindart Limited's Memorandum of Association and Bye-Laws.

     ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     For companies registered in Hong Kong, shareholders holding at least 5% of the total voting rights or totaling at least 100 shareholders holding shares on which there has been paid up an average of at least HK$2,000 per shareholder may require, at their own expense, the company to give notice of a resolution to be considered at the company's next annual general meeting. The shareholders requisition for a resolution must be deposited at the company's registered office at least six weeks before the annual general meeting.

     The Companies Act provides that shareholders totaling at least 100 shareholders or holding at least 5% of the total voting rights can, at their own expense (unless the company otherwise resolves), require the company to give notice of any resolution which such shareholders can properly propose (and intend to propose) at the next annual general meeting of the company or to circulate a statement prepared by such shareholders in respect of any matter referred to in a proposed resolution or any business to be dealt with at a general meeting.

     DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

     Under Hong Kong law, a company may declare dividends out of profits, which constitute a company's accumulated realized profits less its accumulated realized losses. Further, a distribution can only be made if the company's net assets are equal to or greater in value than the total of its called-up share capital and undistributable reserves and the distribution does not reduce the assets to less than that total.

     It is possible for a Hong Kong company to buy back its own shares. When this is done (i) the shares must be fully paid; (ii) the buy-back must generally be financed out of distributable profits or the proceeds of a new issue of shares; (iii) the shares bought must be treated as canceled; (iv) the company's issued share capital will be reduced by the nominal value of the shares which are bought; and (v) the buy-back does not reduce the company's authorized share capital.

     Although the Companies Ordinance authorizes "on-market" repurchases, only companies listed on The Stock Exchange of Hong Kong Limited may carry out such repurchases. Although the Company is listed on Nasdaq, it is not listed on The Stock Exchange of Hong Kong Limited.

     Accordingly, the Company may buy back its own shares only under a contract approved in advance by special resolution which also states that the proposed contract may be varied, revoked or, from time to time, renewed by special resolution. A copy of the contract, or a memorandum of its terms (if not in writing) must be available for inspection by members both at the company's registered office for at least 15 days prior to the meeting and at the meeting itself. The names of the members affected by the proposed contract must also be available for inspection. The special resolution will not, however, be effective if any member holding shares to which the offer relates exercised his voting rights, whether by voting on a poll, a show of hands, or by proxy, and the resolution would not have been passed if he had not voted.

     Under the Companies Act, the directors of Zindart Limited may declare dividends out of profits of Zindart Limited available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Zindart Limited is, or after such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Zindart Limited's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, under the Companies Act, it is possible for a company to repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a fresh issue of shares made for the purposes of the repurchase, or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase, and at least two directors of the company must swear an affidavit of solvency (either at the time of the repurchase or, in the case of a publicly listed company, within thirty days after the end of the corresponding calendar quarter).

     AMENDMENT OF CHARTER/MEMORANDUM

     Under Hong Kong law, only certain alterations may be made to a company's memorandum of association, including an alteration or amendment of the company's objects (i.e., business purposes). These must be approved in a special resolution by 75% of the shareholders entitled to vote at a general meeting. A reorganization of the company's share capital may also require court approval in addition to the passage of a special resolution.

     Amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendment, and amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance.

     AMENDMENT OF BYLAWS/ARTICLES

     Under Hong Kong law, a company may amend or add to its articles by special resolution approved by 75% of shareholders entitled to vote at a general meeting.

     Under the Companies Act, the bye-laws may only be amended by a resolution of the Board and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Companies Act and Hong Kong law have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. The following is a summary comparison of Companies Act and Hong Kong law indemnification provisions.

     Under Hong Kong law, any provision contained in a company's articles, or in any contract with the company or otherwise, exempting any officer of the company from, or indemnifying him or them against, any liability for negligence, default, breach of duty, or breach of trust, is void. A company is permitted to indemnify its officers against the costs incurred by them in defending any proceedings, civil or criminal, in which judgment is given in their favour or in which they are acquitted.

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court; and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. The Bye-laws of Zindart Limited will indemnify the officers, directors and employees of Zindart Limited to the fullest extent permitted by law.

     LIABILITY OF DIRECTORS

     Under Hong Kong law, directors owe a common law duty of care to the company which requires that the directors not act negligently in the exercise of their powers. If the directors of a company are negligent in the performance of their duties as directors, they will be liable to the company for the damage caused by their negligence. Directors also owe a fiduciary duty to the company which require them to (i) act in a bona fide manner for the benefit of the company;
(ii) to exercise their powers for proper purposes; and (iii) not to allow any conflict between their duties as directors and their personal interests. Any provision contained in the company articles, or in any contract with the company or otherwise, exempting any officer of the company from, or indemnifying him or her against, any liability for negligence, default, breach of duty, or breach of trust, is void.

     Under Bermuda law, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for proper purposes. Bermuda law renders void any provision of the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. The Zindart Limited Bye-laws will provide, that the Shareholders agree to waive any claim against any director or officer provided that such waiver shall not extend to any matter regarding fraud or dishonesty of such director or officer for any breach of his or her duties.

     INTERESTED DIRECTOR TRANSACTIONS

     Under Hong Kong law, a company cannot directly or indirectly, (i) make a loan to a director of the company or its holding company; (ii) enter into any guarantee or provide any security in connection with a loan made by any person to a director of the company or its holding company; or (iii) if any director of the company holds a controlling interest in another company, make a loan to that controlled company, or enter into any guarantee or provide security in connection with a loan made by any person to that controlled company. Where a director is in any way directly or indirectly interested in a contract or proposed contract with the company, the director must declare the nature of his or her interest at the earliest meeting of the directors at which it is practicable to do so.

     Under the Companies Act, without the consent of the holders of shares carrying at least nine-tenths of the total voting rights or in certain limited instances, a company may not make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director (or certain related persons or companies) of such company or its holding company. In addition, a director who has an interest in any material contract or proposed material contract (or in any person that is a party to such contract) with the company or any of its subsidiaries and fails to disclose such interest at the first opportunity at a meeting of the directors or by writing to the directors commits a breach of such director's duty under Bermuda law.

     SHAREHOLDERS' SUITS

     Under Hong Kong law, statutory provisions provide safeguards to ensure that the company's powers are not being abused. Particularly, any shareholder of a company can petition to the court for an order on the grounds that the affairs of the company are being or have been conducted in a manner that is unfairly prejudicial to the interest of the shareholders generally, himself or herself included. Additionally, the courts will allow an individual shareholder to bring an action against a company (i) to enforce the shareholder's own rights under a contract with the company such as when the company has acted ultra vires, or when those in control have not acted in accordance with the company's memorandum and articles; (ii) where a right has been infringed which affects all or a number of shareholders in a similar way -- in this case an individual may bring a representative action and the company will be joined as the defendant to be bound by the judgment; or (iii) where the alleged wrongdoers are in control of the company so that it is impossible for the company to bring an action in its own name (fraud on the minority) -- in this case an individual member may bring a derivative action in the name of the company.

     The Bermuda courts ordinarily would be expected to permit a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where the act complained of constitutes an infringement of individual rights of shareholders.

     SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

     Under Hong Kong law, an amalgamation between two or more Hong Kong companies is permitted if 75% of the shareholders, present and voting either in person or by proxy at a meeting, agree to the amalgamation. Such amalgamation must also be sanctioned by the court. If a proposed amalgamation involves the variation of class rights, holders of not less than 10 per cent in nominal value of the issued shares of the class may apply to the court to have the variation canceled.

     Under Hong Kong law, if within four months of making an offer to buy shares the company has acquired 90 per cent in value of the shares, the acquiring company may give notice to the remaining shareholders that it desires to acquire their shares. Provided that notice is given within five months of the original offer, the company is entitled and bound to acquire those shares on the same terms as the offer. Within two months of receiving such notice, an application may be made to the court for an order that the acquiring company is not entitled to the shares or for an order varying the terms of the acquisition. If there is no such application, two months from the date of notice the transferor must register the acquiring company as holder of those shares on the terms of the offer.

     Where the acquiring company is the holder of 90 per cent in value of all the shares or a class of shares of the transferor company then, provided that the original offer period has not expired, a holder of the shares of the same class who has not accepted the offer may by letter addressed to the acquiring company require the acquiring company to acquire its shares. Within one month of the expiration of the original offer the acquiring company must give notice to all the persons who have the right to be bought out, calling on them to decide whether or not to exercise the right. A shareholder cannot require the company to purchase his shares later than two months after the date of that notice.

     Bermuda law permits an amalgamation between two or more Bermuda companies (or between one or more Bermuda exempted companies and one or more foreign corporations) subject to obtaining a vote of three-fourths of the shareholders of each such company and each class of such shares present and voting in person or by proxy at a meeting called for that purpose at which the quorum shall be one-third of the issued shares of the company or the class, as the case may be, unless the bye-laws otherwise provide. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote.

     Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may give such order as it thinks fit.

     APPRAISAL RIGHTS

     Under Hong Kong law, any shareholder of a company may apply to the court for an order on the grounds that the affairs of the company are being or have been conducted in a manner which is unfairly prejudicial to the interests of the shareholders generally. If following such application an order is made for the transfer of shares to the majority shareholders or the company itself, an application can also be made to the courts to have the fair value of the relevant shares appraised.

     Under Bermuda law, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.

     INSPECTION OF BOOKS AND RECORDS

     Under Hong Kong law, various registers and documents must be kept at the company's registered address (or such other place the company has notified the Registrar of companies) including (i) the register of debenture holders; (ii) the register of shareholders; (iii) the register of charges and copies of instruments creating the charges; (iv) the register of directors and secretaries; and (v) the minutes of the proceedings of general meetings and meetings of the directors. The general public has a right to inspect the register of shareholders and the register of directors and secretaries for a small fee. Shareholders may inspect these registers without payment of any fee. Shareholders and creditors may inspect the register of charges and copies of instruments creating such charges free of charge and any other person may inspect the same for a small fee. Any shareholders may inspect the books containing the minutes of proceedings of any general meeting of a company without charge.

     Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of shareholders' general meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by shareholders of the public without charge.

     REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS

     Under Hong Kong law, a company may by special resolution at a general meeting (of which not less than 21 days notice specifying the proposed resolution) remove a director before the expiration of his or her term of office notwithstanding anything in the memorandum, articles, or in any agreement between such director and the company. When a company receives notice of an intended resolution to remove a director, it must send a copy to the director concerned. The director is entitled to be heard on the resolution at the meeting, even if he or she is not a shareholder of the company, and may also make a written statement and request its notification to all shareholders. The law also provides that to ensure that a director who is also a shareholder cannot remain in office against the wishes of the majority of shareholders, no share may carry weighted voting rights -- that is, a greater number of votes on a resolution to remove a director than it would carry in relation to the general matters to be voted on at a general meeting. Vacancies may be filled at a general meeting by the election of another director by ordinary resolution where a simple majority of those attending the meeting (in person or by proxy) vote in favor of the appointment. A company's articles may also grant the directors the power to fill any casual vacancy and to make additional appointments.

     Under the Companies Act, the members of a company may, at a special meeting called for that purpose, remove a director provided that (unless the bye-laws otherwise provide) such director must receive at least fourteen days notice of such meeting and is entitled to be heard at such meeting. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors. Under the Bye-laws of Zindart Limited, vacancies and (with the authorization of the shareholders in general meeting) newly created directorships resulting from any increase in the authorized number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed.

     BERMUDA MONETARY AUTHORITY PERMISSION

     The permission of the Bermuda Monetary Authority ("BMA") will be required under the Exchange Control Act 1972 (and regulations made thereunder) for the issuance of Shares of Zindart Limited, the issue of ADSs in relation to the Shares and the subsequent transfer of such Shares and ADSs. Permission will be sought for the transfer of ADSs by persons deemed non-Bermuda residents for Bermuda exchange control purposes for so long as ADSs remain listed on Nasdaq. The Company expects to obtain such permission prior to the Reincorporation.

SPECIAL RESOLUTIONS

     In connection with the Reincorporation, as described in this Proxy Statement, the Board of Directors recommends that the Shareholders approve the following special resolutions designed to implement the Reincorporation:

     "THAT conditional upon the passing of certain resolutions of Zindart Limited (a company incorporated in Bermuda) (the "Holding Company") relating to the issuance and allotment of such number of ordinary shares in the Holding Company to the existing members of the Company pro-rata to their existing shareholding in the Company (and in the case of ZIC Holdings Limited, after taking into account such number of shares of the Holding Company already owned by ZIC Holdings Limited):

     (a) without in any way affecting the designation or rights that are attached to the two shares of HK$0.50 each in the Company in the name of the Holding Company and Wealthy Holdings Limited, as the nominee of the Holding Company; each of the remaining 8,146,956 issued shares of HK$0.50 in the Company registered in the register of members of the Company appearing as at the date hereof be and is hereby designated as a "non-voting deferred share" having attached thereto the rights and restrictions specified in the Articles of Association of the Company as amended by paragraph (c) of this resolution;

     (b) each of the 6,853,042 unissued shares of HK$0.50 of the Company and the two shares of HK$0.50 of the Company held by the Holding Company and the nominee of the Holding Company is hereby designated as an "ordinary share";

     (c) the Articles of Association of the Company be and are hereby amended by inserting the following new article immediately after the existing Articles thereof:

     "123

        (a) the authorized share capital of the Company at the date of the adoption of this Article is HK$7,500,000 divided into 6,853,044 ordinary shares of HK$0.50 each and 8,146,956 non-voting deferred shares of HK$0.50 each;

        (b) the holders of non-voting deferred shares shall be entitled to receive a fixed non-cumulative dividend at the rate of five per cent per annum for any financial year of the Company in which the net profits of the Company available for dividend (as certified by the auditors of the Company, whose decision shall be final and binding) exceed HK$100,000,000,000,000;

        (c) in the event of any winding up of the Company, the holders of the non-voting deferred shares shall be entitled out of the surplus assets of the Company equal to the capital paid up on the non-voting deferred shares held by them respectively after a total sum of HK$100,000,000,000,000 has been distributed in such an occurrence to each of the issued ordinary shares of the Company and an amount equal to declared but unpaid dividends on such shares;

        (d) except as otherwise provided in this Article 123, the holders of the non-voting deferred shares shall not be entitled to any participation in the profits or assets of the Company;

        (e) the holders of the non-voting deferred shares shall not be entitled to receive notice of, attend or vote at any general meeting of the Company by virtue of their holdings of such non-voting deferred shares or any reference in these Articles to the voting rights of members; the term "member" shall not include any holder of a non-voting deferred share solely by reason of the holding of such share; and

        (f) except as otherwise provided in this Article 123, the holder(s) of the ordinary shares of the Company shall be entitled to the profits of the Company in proportion to the amounts paid up or credited as paid up on the ordinary shares held by them and, in the event of any winding up of the Company, to a return of the capital paid up on the ordinary shares and, thereafter, to participate in all pro rata surplus assets of the Company."

     The affirmative vote of the holders of seventy-five percent (75%) of the Shares present in person or represented by proxy and voting at the Extraordinary General Meeting will be required to approve this Proposal 1 of the Extraordinary General Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1 OF THE EXTRAORDINARY GENERAL MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth beneficial ownership of the Company's outstanding Shares as of July 12, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) each member of the Board, (iii) the Company's Chief Executive Officer and its other four most highly compensated executive officers at March 31, 1999 (the "Named Executive Officers") and (iv) the executive officers, directors and nominees for director of the Company as a group.

     Information with respect to beneficial ownership is based upon information furnished by each director, officer or holder or contained in filings made with the Securities and Exchange Commission. Except as set forth below, the address of each named individual is that of the Company.

                                                              SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                  NAME OF BENEFICIAL OWNER                           OWNED             OUTSTANDING(1)
                  ------------------------                    -------------------   --------------------
ZIC Holdings Limited(2).....................................       2,611,111               29.63%
ChinaVest Funds(3)..........................................       2,050,232               23.26%
Heartland Advisors, Inc.(4).................................       1,482,400               16.82%
Advent Funds(5).............................................         709,095                8.05%
Gruber & Mcbaine Capital Mgt.(6)............................         546,500                6.20%
A. G. Edwards & Sons, Inc.(7)...............................         498,478                5.66%
Alex Ngan(8)................................................         217,674                2.46%
Feather S. Y. Fok(9)........................................           2,500                   *
Karl K. W. Chan(10).........................................         172,000                1.95%
C. W. Ng(9).................................................           2,500                   *
Tony D. H. Lai(9)...........................................           5,000                   *
Monique S. H. Lau(8)........................................              --                  --
James E. Gilleran(9)........................................          15,000                   *
Leo Paul Koulos(9)..........................................          15,000                   *
Robert A. Theleen(8)........................................           5,000                   *
Stanley Wang(9).............................................          12,500                   *
Gordon L. M. Seow(9)........................................          17,500                   *
Victor Yang(9)..............................................           7,500                   *
All executive officers, directors and nominees for director
  as a group (12 persons)(8)(9)(10).........................         472,174                5.17%

---------------
  *  Less than 1%

 (1) Based on 8,813,625 Shares outstanding on July 12, 1999, assuming the issuance of 666,667 shares reserved for future issuance pursuant to the Hua Yang Acquisition. See "Certain Transactions -- The Hua Yang Acquisition."

 (2) The address of ZIC Holdings Limited ("ZICHL") is Wanchai, Hong Kong 12B Thomson Comm Building, 4-10, Thomson Road. See footnote (5).

 (3) The ChinaVest Funds consist of ChinaVest Partners IV, a Delaware limited partnership ("Partners"), ChinaVest Management, Inc., a Bermuda limited partnership ("Management"), ChinaVest IV, L.P., a Delaware limited partnership ("IV"), ChinaVest IV-A, L.P., a Delaware limited partnership ("IV-A"), and ChinaVest IV-B, a Bermuda limited partnership ("IV-B"). Partners is the general partner of IV and IV-A, Management is the general partner of IV-B. Robert Theleen and Alexander Ngan are general partners of Partners. Monique Lau is an officer of ChinaVest Ltd. The address of the ChinaVest Funds is c/o ChinaVest Ltd., 160 Sansome Street, 18th Floor, San Francisco, California 94104.

 (4) The address of Heartland Advisors, Inc. is 790 N. Milwaukee Street, Milwaukee, Wisconsin 53202.

 (5) Advent Funds consists of: Advent International Investors II, L.P., a Massachusetts limited partnership, Advent Asia/Pacific Fund L.P., a Bermuda limited partnership; and Asia/Pacific Special Situations Fund, L.P., a Delaware limited partnership; Advent Global GECC L.P., a Delaware limited partnership;

     Global Private Equity II-L.P., a Delaware limited partnership; and Global Private Equity II-PGGM L.P., a Delaware limited partnership. The address of Advent Funds is c/o Advent International Corporation, 5th Floor, 101 Federal St., Boston, Massachusetts 02110.

 (6) The address of Gruber & Mcbaine Capital Mgt. is 50 Osgood Place, San Francisco, CA 94133.

 (7) The address of A. G. Edwards & Sons, Inc. is One N. Jefferson Ave., St. Louis, Missouri 63103.

 (8) Excludes 2,050,232 shares held by the ChinaVest Funds. Monique Lau is an officer of ChinaVest Ltd. Robert Theleen and Alexander Ngan are general partners of ChinaVest Partners IV. Monique Lau, Robert Theleen and Alexander Ngan disclaim beneficial ownership over such funds except to the extent they have pecuniary interest over such shares. See note (3) for additional information.

 (9) Includes 216,674, 2,500, 2,500, 5,000, 15,000, 15,000, 12,500, 17,500 and
     7,500 Shares issuable upon exercise of options within 60 days after the date of this table with respect to Mr. Ngan, Ms. Fok and Messrs. Ng, Lai, Gilleran, Koulos, Wang, Seow and Yang, respectively.

(10) Includes 164,667 shares held by Karl Chan (BVI) Holdings Limited, a British Virgin Islands corporation.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     In the fiscal year ended March 31, 1999, the directors of the Company who are not executive officers and are not affiliated with ChinaVest have received options to purchase up to 10,000 Shares. Such options vest at a rate of 25% per year. These directors do not receive any compensation for serving on the Board or any committee thereof, but are reimbursed for their expenses for each Board or committee meeting they attend.

COMPENSATION OF EXECUTIVES

     The following table shows for the fiscal years ended March 31, 1999, 1998 and 1997 compensation awarded or paid to, or earned by, the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                             ANNUAL COMPENSATION      COMPENSATION
                                                             -------------------   -------------------
                                                                                   NUMBER OF SHARES OF
                                                    FISCAL                            COMMON STOCK
           NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS     UNDERLYING OPTIONS
           ---------------------------              ------   --------   --------   -------------------
Alex Ngan.........................................   1999    $408,493   $ 82,016         400,000
  Chief Executive Officer(1)                         1998          --         --              --
                                                     1997          --         --              --
George K. D. Sun..................................   1999          --         --          15,000
  Chief Executive Officer(2)                         1998    $258,732   $194,049          15,000
                                                     1997    $ 50,453   $103,493              --
Feather S. Y. Fok.................................   1999    $205,316   $ 48,206          10,000
  Chief Financial Officer                            1998    $171,539   $ 99,288           5,000
                                                     1997    $171,539   $ 51,746              --
C. W. Ng..........................................   1999    $160,619   $ 26,219          10,000
  Vice President of Operations                       1998    $107,427   $ 20,375           5,000
                                                     1997          --         --              --
Tony D. H. Lai....................................   1999    $162,581   $ 20,323          10,000
  Senior Vice President of Production                1998    $135,834   $ 50,938          10,000
                                                     1997    $135,834   $ 38,810              --

---------------
(1) Mr. Alex M. K. Ngan, a director of the Company, joined the Company as President and Chief Executive Officer in May 1998.

(2) Mr. Sun resigned as Chief Executive Officer in May 1998.

COMPENSATION PURSUANT TO PLANS

     The following tables show for the fiscal year ended March 31, 1999, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

               OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1999

                                                                                         POTENTIAL REALIZABLE
                                NUMBER OF                                                      VALUE AT
                                SHARES OF       PERCENT OF                                  ASSUMED ANNUAL
                                  COMMON          TOTAL                                     RATES OF STOCK
                                  STOCK          OPTIONS                                  PRICE APPRECIATION
                                UNDERLYING      GRANTED TO     EXERCISE                   FOR OPTION TERM(2)
                                 OPTIONS       EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
            NAME                GRANTED(1)     FISCAL YEAR       SHARE        DATE          5%          10%
            ----               ------------   --------------   ---------   ----------   ----------   ----------
Alex Ngan....................    400,000          75.05%         $6.75      05/08/08    $1,572,000   $3,921,000
George K. D. Sun.............     15,000           2.81%         $6.75      12/15/08    $   63,787   $  160,950
Feather S. Y. Fok............     10,000           1.88%         $6.75      12/15/08    $   42,525   $  107,300
C. W. Ng.....................     10,000           1.88%         $6.75      12/15/08    $   42,525   $  107,300
Tony D. H. Lai...............     10,000           1.88%         $6.75      12/15/08    $   42,525   $  107,300

---------------
(1) The option granted Mr. George Sun was fully vested on the date of grant. The option granted Mr. Alex Ngan vests over three years with 25% fully vested on the date of grant. The options of the other identified individuals became exercisable in installments of 25% per year beginning on the date of grant.

(2) The dollar amount under the columns assumes that the market price of the Common Stock from the date of the option grant appreciates at cumulative annual rates of 5% and 10%, respectively, over the term of the option. The assumed rates of 5% and 10% were established by the Securities and Exchange Commission and therefore do not forecast possible future appreciation of the Common Stock.

  AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES FOR FISCAL YEAR ENDED
                                 MARCH 31, 1999

                                    NUMBER                   NUMBER OF SHARES OF          VALUE OF UNEXERCISED
                                      OF                   COMMON STOCK UNDERLYING            IN-THE-MONEY
                                    SHARES     VALUE       UNEXERCISED OPTIONS AT              OPTIONS AT
                                   ACQUIRED   REALIZED         FISCAL YEAR-END             FISCAL YEAR-END(1)
                                      ON        UPON     ---------------------------   ---------------------------
              NAME                 EXERCISE   EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
Alex Ngan........................     0         --         183,340        216,660          --             --
George K. D. Sun.................     0         --          18,750         11,250          --             --
Feather S. Y. Fok................     0         --           1,250         13,750          --             --
C. W. Ng.........................     0         --           1,250         13,750          --             --
Tony D. H. Lai...................     0         --           2,500         17,500          --             --

---------------
(1) The Named Executive Officers did not hold in-the-money options as of March 31, 1999 because the fair market value of the shares, based on the value of the Company's ADSs, as reported on Nasdaq on March 31, 1999 did not exceed the exercise price of such shares.

                           10-YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                                                                                     ORIGINAL
                                            NUMBER OF                                              OPTION TERM
                                              SHARES     MARKET PRICE     EXERCISE                  REMAINING
                                            UNDERLYING   OF STOCK AT      PRICE AT        NEW       AT DATE OF
                                             OPTIONS       TIME OF        TIME OF      EXERCISE    REPRICING OF
             NAME                  DATE      REPRICED    REPRICING(1)    REPRICING       PRICE      AMENDMENT
             ----                --------   ----------   ------------   ------------   ---------   ------------
Alex Ngan......................  12/15/98    400,000        $6.75          $14.25        $6.75       9 years
George K. D. Sun...............  12/15/98     15,000        $6.75          $ 9.13        $6.75       9 years
Feather S. Y. Fok..............  12/15/98      5,000        $6.75          $ 9.13        $6.75       9 years
C. W. Ng.......................  12/15/98      5,000        $6.75          $ 9.13        $6.75       9 years
Tony D. H. Lai.................  12/15/98     10,000        $6.75          $ 9.13        $6.75       9 years

---------------
(1) The fair market value of the shares based on the value of the Company's ADSs, as reported on Nasdaq on December 15, 1998.

SERVICE AGREEMENTS

     The Company has entered into service agreements with each of Mr. Alex Ngan, Mr. Tony D. H. Lai, Mr. C. W. Ng, and Ms. Feather S. Y. Fok. Generally, these service agreements are dated October 1, 1998 and shall continue thereafter unless and until terminated by either the employer or the employee giving to the other not less than three months' written notice. These service agreements provide for an annual bonus to be determined by the Board.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company applies a consistent philosophy to compensation for all employees, including senior management. It is based on the premise that achievements of the Company result from the coordinated efforts of all individuals working toward common objectives focused on meeting customer and shareholder expectations.

     The goals of the Company's compensation program are to align compensation with business objectives and performance while enabling the Company to attract, retain and reward employees who contribute to the long-term success of the Company. In all cases, attention is given to fairness in the administration of compensation and to assuring that all employees understand the related performance evaluation and administrative process.

     The Company's compensation program for executive officers is based on the principles described above and it is administered by the Compensation Committee. There were no interlocking or other type of relationships affecting the independence of the committee members during the fiscal year ended March 31, 1999.

     The Company's executive compensation is intended to be consistent with leading companies in the Company's industry while being contingent upon the Company's achievement of near- and long-term objectives and goals. For the fiscal year ended March 31, 1999, the principal measures the Compensation Committee looked to in evaluating the Company's progress towards these objectives and goals were growth in revenues, net profits and customer satisfaction. The Company's executive compensation is based on four components, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     Base salary is targeted toward the middle to the top of the range established by comparable manufacturing companies in the People's Republic of China and Hong Kong. Base salaries are reviewed annually to ensure that the Company's salaries are competitive within the target range.

MERIT INCREASE

     Merit increases are designed to encourage management to perform at consistently high levels. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on the Compensation Committee's agreement that the individual's overall contribution to the Company merits recognition. The salary adjustments reflected in the Summary Compensation Table were also affected, in the case of executive officers other than the Chief Executive Officer, by the evaluation of individual contributions to the Company as provided to the Compensation Committee by the Chief Executive Officer.

BONUSES

     Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional Company performance. Generally, the higher the employee's level of job responsibility, the larger the portion of the individual's compensation package that may be represented by a bonus. As is customary in Hong Kong and the People's Republic of China, the range of possible bonus amounts are determined upon commencement of employment. See "-- Service Agreements." The actual bonus amount must be approved by the Chief Executive Officer and the Compensation Committee in the case of executives other than the Chief Executive Officer and by the Compensation Committee alone in the case of the Chief Executive Officer. In determining the bonus element of compensation, the Compensation Committee places particular emphasis on the Company's performance against the management objectives and goals described above.

STOCK OPTIONS

     The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests with respect to enhancing shareholder value. Stock options are also used to retain executives and motivate them to improve long-term stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, stock option grants vest 25% per year over four years.

     The Compensation Committee determines the number of options to be granted based upon the competitive marketplace, with a particular focus on determining what level of equity incentive is necessary to retain a particular individual. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants.

STOCK OPTION REPRICING PROGRAM

     On December 15, 1998, the Compensation Committee of the Board of Directors approved a stock option repricing program. Under the program, each holder of stock options granted under the Company's 1997 Equity Incentive Plan, including directors and Named Executive Officers, was entitled to exchange his or her existing stock option for a repriced stock option to purchase the same number of shares at an exercise price of $6.75 per share. The new exercise price was lower than the exercise price under all of the existing stock options and was higher than the then market price of $6.25 per share of Common Stock. Other than the lower exercise price, each new stock option issued under the repricing program has terms substantially equivalent to the terms of the surrendered option, including the same number of shares and expiration date. Options to purchase a total of 557,000 shares of Common Stock were eligible to participate in the program, all of which were exchanged by the holders thereof for repriced stock options.

     The Compensation Committee approved the stock option repricing program as a result of the significant reduction in the price of the Company's Common Stock in the fiscal year ended March 31, 1999. The Committee determined that the Company's existing stock options no longer provided meaningful incentive to the option holders to remain in the employ of the Company and to maximize shareholder value. The existing stock options had exercise prices of $9.13 per share or $14.25 per share, which exercise prices exceeded the trading prices of the Company's Common Stock for a substantial majority of fiscal 1999 prior to the date the option repricing program was approved. The Committee determined that the exchange of new stock options with a lower exercise price for the Company's existing stock options would once again provide incentive to the Company's officers, directors and employees to continue to provide services to the Company and to maximize shareholder value.

CHIEF EXECUTIVE OFFICER

     The Compensation Committee uses the same philosophy described above with respect to other executive officers in setting the compensation for the Chief Executive Officer.

                                          Compensation Committee

                                          Robert A. Theleen, Chairman
                                          Leo Paul Koulos
                                          Stanley Wang

                       PERFORMANCE MEASUREMENT COMPARISON

     Set forth below is a line graph comparing (a) the cumulative total shareholder return of an investment of $100 in cash on March 4, 1997, the date of the Company's initial public offering of ADSs, in the Company's ADSs, based on its initial public offering price, with (b) the Standard and Poor's Small Cap 600 Index and (c) the Russell 2000 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year. This graph assumes that the value of the investment in the Company's Shares was $100 on March 4, 1997 and was $100 on February 28, 1997 for each of the comparison groups.

                                                     ZINDART LIMITED            S&P SMALLCAP 600              RUSSELL 2000
                                                     ---------------            ----------------              ------------
'3/4/97'                                                 100.00                      100.00                      100.00
'3/97'                                                    93.00                       95.00                       95.00
'3/98'                                                   143.00                      140.00                      135.00
'3/99'                                                    56.00                      118.00                      113.00

                   CERTAIN RELATIONS AND RELATED TRANSACTIONS

THE HUA YANG ACQUISITION

     In February 1998, the Company entered into an Exchange Agreement with Hua Yang Holdings Co., Ltd. ("Parent"), Hua Yang Printing Holdings Co., Limited ("Subsidiary"), HYP Holdings Limited ("HYP"), Karl Chan (BVI) Holdings Limited ("Chan Holdings"), Karl K. W. Chan ("Chan") (HYP Chan Holdings and Chan are sometimes hereinafter collectively referred to as the "Hua Yang Shareholders"), certain investment funds operated by China Vest and Advent that are Shareholders of HYP (the "Principal HYP Shareholders") and China Vest Management Limited, as the Agent on behalf of the Hua Yang Shareholders and the Principal HYP Shareholders. Pursuant to the Exchange Agreement, the Hua Yang Shareholders exchanged all of Parent's outstanding ordinary shares and preferred shares for $35.0 million in cash and up to 1,000,000 Shares (collectively, the "Acquisition Consideration"), thereby resulting in the Company's acquisition of Parent and Subsidiary (the "Hua Yang Acquisition").

     Of the 1,000,000 Shares, 666,667 were reserved for issuance at the closing of the Hua Yang Acquisition and placed in escrow for a period of six months to secure certain indemnification obligations under the Exchange Agreement. Pursuant to the Exchange Agreement, 333,333 Shares remained unissued until completion of an independent audit of Hua Yang's financial results for the two-year period ending March 31, 1999. Upon completion of the audit, a portion of such Shares were to be issued to the extent that Hua Yang's earnings before interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization ("EBITDA") for such two-year period exceeded $12.48 million. All of such Shares were to be issued if Hua Yang's EBITDA for such two-year period equaled or exceeded $15.6 million (the "Earn-Out Requirements"). Because Hua Yang did not meet the Earn-Out Requirements as of March 31, 1999, the Company has not issued and will not issue the remaining 333,333 shares. As of March 31, 1999, the Company was still in the process of issuing the 666,667 Shares.

     The Exchange Agreement contains detailed representations, warranties and covenants by each of Subsidiary, Parent, the Hua Yang Shareholders and the Principal HYP Shareholders relating to the business, assets and financial condition of subsidiary and Parent, including the joint ventures Shenzhen Huaxuan Printing Product Co., Ltd. and Guangzhou Jin Yi Advertising Company Ltd. The representations and warranties terminate on the second anniversary of the closing date. Each of the Hua Yang Shareholders and the Principal HYP Shareholders is jointly and severally liable for the accuracy of such representations and warranties up to a maximum amount equal to the pro rata portion of the Acquisition Consideration received by such Hua Yang Shareholder (plus its portion of certain permitted redemptions of Parent preferred shares prior to the closing) or Principal HYP Shareholder. Generally, no claim may be made against any of the Hua Yang Shareholders and Principal HYP Shareholders in respect of a breach of a representation or warranty until the aggregate amount of all claims exceed $2.0 million. Certain representations and warranties, including those involving due organization and valid existence, capitalization, parent's financial statements, bank accounts, real property, tax matters, employee benefit plans and related party transactions, are not subject to this deductible threshold.

     Pursuant to the Exchange Agreement, the Hua Yang Shareholders agreed that for a period of two years from the closing date, they would not directly or indirectly engage in the business of manufacturing or selling die-cast, injection-molded products, hand-made books, specialty packaging and other paper products or any similar business in Hong Kong, the PRC and other countries. Zindart also granted certain demand registration rights in connection with the Shares (or ADSs issuable upon exchange thereof) issued or to be issued as part of the Acquisition Consideration. Such Shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Regulation S and Regulation D thereunder.

     Zindart financed $30.0 million of the cash portion of Acquisition Consideration and related fees and expenses from a credit facility syndicated by Credit Suisse First Boston, Singapore Branch (the "Credit Facility"). The remaining cash was provided from Zindart's working capital. The Company fully repaid its obligations under the Credit Facility in February 1999.

OTHER TRANSACTIONS

     Rental expenses paid to Mr. Chan for the twelve months ended fiscal 1999, fiscal 1998, fiscal 1997, fiscal 1996 and fiscal 1995 were $338,000, $338,000,
$338,000, $338,000 and $176,000, respectively. These rental payments are made by Hua Yang's PRC joint venture subsidiary for leasing a portion of the Shenzhen Facility in which Mr. Chan has a partial interest.

     Mr. Chan has received compensation as an employee from Hua Yang as follows:
$323,415 for the period from April 1, 1995 to March 31, 1996; and $258,732 for the period from April 1, 1996 to March 31, 1997, $150,732 for the period from April 1, 1997 to March 31, 1998; and $21,505 for the period from April 1, 1998 to December 1998, when his employment with Hua Yang ceased.

     The Company has agreed to pay ChinaVest an amount of $500,000 for management services during calendar year 1999.

     The Company intends that all future transactions with affiliates will be approved by a committee of disinterested directors.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual General Meeting or the Extraordinary General Meeting. If any other matters are properly brought before the meetings, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                                 /s/ FEATHER S. Y. FOK
                                          --------------------------------------
                                                    Feather S. Y. Fok
                                                 Chief Financial Officer

August 5, 1999

                                 ZINDART LIMITED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1999


        The undersigned, being a shareholder of Zindart Limited (the "Company"), hereby appoints Feather S.Y. Fok or ________________________________(*) as
attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of the Company that the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Mandarin Oriental Hotel located at 222 Sansome Street, San Francisco, California, United States of America on Wednesday, September 10, 1999 at 2:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(*) [If a proxy other than Feather S.Y. Fok is preferred, strike out this name and insert the name of the desired proxy in the space provided.]

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 2 AND FOR PROPOSALS 1, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:           To adopt the audited financial statements and the reports
                      of the directors and auditors of the Company for the fiscal year ended March 31, 1999.

                      ______FOR             ______AGAINST        ______ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 2:           To elect the following nominees for director until the
                      next Annual General Meeting of Shareholders and until their successors are elected.

Mr. Robert A. Theleen        FOR _____            AGAINST _____         ABSTAIN _____
Mr. Alexander M. K. Ngan     FOR _____            AGAINST _____         ABSTAIN _____
Ms. Feather S. Y. Fok        FOR _____            AGAINST _____         ABSTAIN _____
Mr. James E. Gilleran        FOR _____            AGAINST _____         ABSTAIN _____
Mr. Christopher Guest        FOR _____            AGAINST _____         ABSTAIN _____
Mr. Leo Paul Koulos          FOR _____            AGAINST _____         ABSTAIN _____
Mrs. Monique S. H. Lau       FOR _____            AGAINST _____         ABSTAIN _____
Mr. Gordon L. M. Seow        FOR _____            AGAINST _____         ABSTAIN _____
Mr. Stanley Wang             FOR _____            AGAINST _____         ABSTAIN _____
Mr. Victor Yang              FOR _____            AGAINST _____         ABSTAIN _____

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 3 AND 4.


PROPOSAL 3:           To authorize the Board of Directors to issue all or part
                      of the authorized but unissued shares of the Company, in such manner and to such persons as they shall in their absolute discretion deem fit, such authorization to lapse at the Company's next annual general meeting.

                      ______FOR             ______AGAINST        ______ABSTAIN

PROPOSAL 4:           To re-appoint Arthur Andersen & Co. as independent
                      auditors of the Company for the fiscal year ending March
                      31, 2000.

                      ______FOR             ______AGAINST        ______ABSTAIN





Dated __________, 1999                  ________________________________________

                                        ________________________________________
                                                      SIGNATURE(S)


                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID.

                                 ZINDART LIMITED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1999


        The undersigned, being a shareholder of Zindart Limited (the "Company"), hereby appoints Feather S.Y. Fok or ________________________________(*) as
attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of the Company that the undersigned may be entitled to vote at the Extraordinary General Meeting of Shareholders of the Company to be held at the Mandarin Oriental Hotel located at 222 Sansome Street, San Francisco, California, United States of America on Wednesday, September 10, 1999 immediately following the Annual General Meeting of Shareholders, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(*) [If a proxy other than Feather S.Y. Fok is preferred, strike out this name and insert the name of the desired proxy in the space provided.]

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:           To approve the reincorporation of the Company from Hong
                      Kong to Bermuda and the special resolutions designed to implement the reincorporation.

                      ______FOR             ______AGAINST        ______ABSTAIN



Dated __________, 1999                  ________________________________________



                                        ________________________________________
                                                     SIGNATURE(S)


                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID.